EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is made effective as of January 01, 2003, by and between Crowfly, Inc. ("the Employer"), of 220 William St. Ext., Mt. Pleasant, South Carolina, 29464 and Robert A. Gillgrist ("the Employee"), of 411 King Charles Circle, Summerville, South Carolina, 29485.

     A. The Employer is engaged in the business of E-commerce, business to business and. The Employee will primarily perform the job duties at the following location: 220 William St. Ext., Mt. Pleasant, South Carolina.

     B.   The Employer desires to have the services of the Employee.

     C.   The Employee is willing to be employed by the Employer.

     Therefore, the parties agree as follows:

     1. EMPLOYMENT. The Employer shall employ the Employee as a(n) Chief Operations and Financial Officer (COO & CFO). The Employee shall provide to the Employer the services described on the attached Exhibit A, which is made a part of this Agreement by this reference. The Employee accepts and agrees to such employment, and agrees to be subject to the general supervision, advice and direction of the Employer and the Employer's supervisory personnel. The Employee shall also perform (i) such other duties as are customarily performed by an employee in a similar position, and (ii) such other and unrelated services and duties as may be assigned to the Employee from time to time by the Employer.

     2. BEST EFFORTS OF EMPLOYEE. The Employee agrees to perform faithfully, industriously, and to the best of the Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of the Employer. Such duties shall be provided at such place(s) as the needs, business, or opportunities of the Employer may require from time to time.

     3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by the Employee under this Agreement, the Employer will pay the Employee an annual salary of $84,000.00 payable monthly on the first day of each month. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid, and for any commission earned in accordance with the Employer's customary procedures, if applicable. Accrued vacation will be paid in accordance with state law and the Employer's customary procedures. This section of the Agreement is included only for accounting and payroll purposes and should not be construed as establishing a minimum or definite term of employment.

     4. EXPENSE REIMBURSEMENT. The Employer will reimburse the Employee for "out-of-pocket" expenses incurred by the Employee in accordance with the Employer's policies in effect from time to time.

     5. RECOMMENDATIONS FOR IMPROVING OPERATIONS. The Employee shall provide the Employer with all information, suggestions, and recommendations regarding the Employer's business, of which the Employee has knowledge, that will be of benefit to the Employer.

     6. CONFIDENTIALITY. The Employee recognizes that the Employer has and will have information regarding the following:

     - inventions

     - products

                                 EXHIBIT B-1

     - product design

     - processes

     - technical matters

     - trade secrets

     - copyrights

     - customer lists

     - prices

     - costs

     - business affairs

     - future plans

and other vital information items (collectively, "Information") which are valuable, special and unique assets of the Employer. The Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate any Information to any third party without the prior written consent of the Employer. The Employee will protect the Information and treat it as strictly confidential. A violation by the Employee of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

     7. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that the Employee has disclosed (or has threatened to disclose) Information in violation of this Agreement, the Employer shall be entitled to an injunction to restrain the Employee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. The Employer shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

     8. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a twelve month period after the termination of the Employee's employment. During such twelve month period, neither party shall make or permit the making of any public announcement or statement of any kind that the Employee was formerly employed by or connected with the Employer.

     9. NON-COMPETE AGREEMENT. The Employee recognizes that the various items of Information are special and unique assets of the company and need to be protected from improper disclosure. In consideration of the disclosure of the Information to the Employee, the Employee agrees and covenants that for a period of twelve months following the termination of this Agreement, whether such termination is voluntary or involuntary, the Employee will not directly or indirectly engage in any business competitive with the Employer. This covenant shall apply to the geographical area that includes all of the State of South Carolina. Directly or indirectly engaging in any competitive business includes, but is not limited to: (i) engaging in a business as owner, partner, or agent,
(ii)  becoming an employee of any third party that is engaged in such  business,
(iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of the Employer for the benefit of a third party that is engaged in such business. The Employee agrees that this non-compete provision will not adversely affect the Employee's livelihood.

     10. VACATION. The Employee shall be entitled to one week of paid vacation for each completed year of employment. Such vacation must be taken at a time mutually convenient to the Employer and the Employee, and must be approved by the Employer. Requests for vacation shall be submitted to the Employee's

                                   EXHIBIT B-2
immediate supervisor 30 days in advance of the requested beginning date.

     The provisions of this Vacation section are subject to change in accordance with the Employer policies in effect from time to time.

     11. SICK LEAVE. The Employee shall be entitled to 7 day(s) paid time, due to illness or for personal business, for each year of employment, with the year to be measured using the Employee's starting date as the point of beginning. Sick leave benefits may not be converted into cash compensation. The Employee's rights to unused sick leave benefits shall be forfeited upon termination of employment. Sick leave may be accumulated from year to year up to a total of 4 weeks; excess amounts shall be forfeited.

     If the Employee is unable to work for more than 5 days because of sickness or total disability, and if the Employee's unused sick leave is insufficient for such period, a maximum of 7 days of the Employee's unused vacation time shall be applied to such absence.

     All requests for sick days off shall be made by the Employee in accordance with the Employer policies in effect from time to time.

     The provisions of this Sick Leave section are subject to change in accordance with the Employer policies in effect from time to time.

     12. PERSONAL LEAVE. The Employee shall be entitled to 40 hour(s) paid time, for personal business or due to illness, for each year of employment, with the year to be measured using the Employee's starting date as the point of beginning. Unused personal leave benefits as of December 31 of each year may be converted into cash compensation at a rate of $320.00 per day. Personal leave may be accumulated from year to year up to a total of 80 hours; excess amounts shall be forfeited.

     If the Employee is unable to work for more than 1 week because of personal business, and if the Employee's unused personal leave is insufficient for such period, a maximum of 1 week of the Employee's unused vacation time shall be applied to such absence.

      All requests for personal days off shall be made by the Employee in accordance with the Employer policies in effect from time to time.

      The provisions of this Personal Leave section are subject to change in accordance with the Employer policies in effect from time to time.

      13.   HOLIDAYS.   The  Employee  shall  be  entitled  to  the  following
holidays with pay during each calendar year:

     - New Year's Day

     - Memorial Day

     - 4th of July

     - Labor Day

     - Thanksgiving Day

     - Christmas Day

     - Christmas Eve and New Years Eve

                                   EXHIBIT B-3

     The provisions of this Holidays section are subject to change in accordance with the Employer policies in effect from time to time.

     14. INSURANCE BENEFITS. The Employee shall be entitled to insurance benefits, in accordance with the Employer's applicable insurance contract(s) and policies, and applicable state law. These benefits shall include:

     - health insurance

     - disability insurance

     - life insurance

     The provisions of this Insurance Benefits section are subject to change in accordance with the Employer policies in effect from time to time.

     15.  BENEFITS. The Employee shall be entitled to the following benefits:

     - Medical

as such benefits are provided in accordance with the Employer policies in effect from time to time.

     The Employee shall be able to participate in the Employer's pension plan in accordance with the plan's terms and the requirements of law.

     16. TERM/TERMINATION. The Employee's employment under this Agreement shall be for 2 years, beginning on January 01, 2003. This Agreement may be terminated by the Employer upon 30 days written notice, and by the Employee upon 30 days written notice. If the Employee is in violation of this Agreement, the Employer may terminate employment without notice and with compensation to the Employee only to the date of such termination. The compensation paid under this Agreement shall be the Employee's exclusive remedy.

     17. COMPLIANCE WITH EMPLOYER'S RULES. The Employee agrees to comply with all of the rules and regulations of the Employer.

     18. RETURN OF PROPERTY. Upon termination of this Agreement, the Employee shall deliver to the Employer all property which is the Employer's property or related to the Employer's business (including keys, records, notes, data, memoranda, models, and equipment) that is in the Employee's possession or under the Employee's control. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by the Employee.

     19. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or on the third day after being deposited in the United States mail, postage paid, addressed as follows:

Employer:

Crowfly, Inc.
William E.  King, III
President/ CEO
220 William St. Ext.
Mt. Pleasant, South Carolina 29464

                                   EXHIBIT B-4

Employee:

Robert A. Gillgrist
411 King Charles Circle
Summerville, South Carolina 29485

     Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

     20. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

     21. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

     22. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

     23. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

     24. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of South Carolina.

EMPLOYER:
CROWFLY, INC.

By:   /S/ WILLIAM E.  KING, III                 Date: /S/ 2-5-03
   ---------------------------------------           --------------------------
      William E.  King, III
      President/CEO


AGREED TO AND ACCEPTED.

EMPLOYEE:

By:   /S/ ROBERT A. GILLGRIST                   Date: /S/ 2-5-03
   ---------------------------------------           --------------------------
      Robert A. Gillgrist


                                   EXHIBIT B-5

                                  CROWFLY, INC.
                                     CFO/COO
                                 JOB DESCRIPTION
                       EXHIBIT A FOR EMPLOYMENT AGREEMENT

Job Title:           Chief Financial Officer / Chief Operating Officer (CFO/COO)
Reports To:          President
Prepared By:         Gene King
Prepared Date:       12-19-02
Approved By:         Gene King
Approved Date:       01-31-03

SUMMARY

     As CFO, directs the organization's financial planning and accounting practices as well as its relationship with lending institutions, shareholders, and the financial community by performing the following duties personally or through subordinate managers. As COO directs, administers, and coordinates the activities of the organization in support of policies, goals, and objectives established by the Chief Executive Officer and the Board of Directors by performing the following duties personally or through subordinate managers.

     ESSENTIAL DUTIES AND RESPONSIBILITIES include the following. Other duties may be assigned.

     As CFO: Oversees and directs treasury, budgeting, audit, tax, accounting, purchasing, real estate, and insurance activities for the organization.

     Directs the Controller in providing and directing procedures and systems necessary to maintain proper records and to afford adequate accounting controls and services. Directs the Treasurer in activities as custodian of funds, securities, and assets of the organization. Appraises the organization's financial position and issues periodic financial and operating reports. Directs and coordinates the establishment of budget programs. Analyzes, consolidates, and directs all cost accounting procedures together with other statistical and routine reports. Oversees and directs the preparation and issuance of the corporation's Annual Report. Directs and analyzes studies of general economic, business, and financial conditions and their impact on the organization's policies and operations.

     As COO: Guides and directs management in the development, production, promotion, and sale of the organization's products and services. Directs the preparation of short term and long range plans and budgets based on broad corporate goals and growth objectives. Maintains a sound plan of corporate organization establishing policies to insure adequate management development and to provide for capable management succession. Develops and installs procedures and controls to promote communication and adequate information flow. Establishes operating policies consistent with the Chief Executive Officer's broad policies and objectives and ensures their execution.

                                   EXHIBIT B-6

(continue)

     Evaluates the results of overall operations regularly and systematically and reports these results to the Chief Executive Officer. Ensures that the responsibilities, authorities, and accountability of all direct subordinates are defined and understood. Ensures that all organization activities and operations are carried out in compliance with local, state, and federal regulations and laws governing business operations.


SUPERVISORY RESPONSIBILITIES

     Manages two subordinate supervisors who supervise a total of two employees in the Finance Department, Operations Department. Is responsible for the overall direction, coordination, and evaluation of this unit. Also directly supervises two non-supervisory employees. Carries out supervisory responsibilities in accordance with the organization's policies and applicable laws. Responsibilities include interviewing, hiring, and training employees; planning, assigning, and directing work; appraising performance; rewarding and disciplining employees; addressing complaints and resolving problems.

                                   EXHIBIT B-7